                                                                  EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 13, 1997, except as to Notes 9 and 10 which are as of October 2, 1997, relating to the financial statements of ONSALE, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from inception (July 1994) to December 31, 1995 and for the year ended December 31, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

Price Waterhouse LLP

San Jose, California

October 21, 1997